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                                                                     Exhibit 5.1


                                Thompson Hine LLP
                            2000 Courthouse Plaza NE
                               Dayton, Ohio 45402


January 7, 2005

Robbins & Myers, Inc.
1400 Kettering Tower
Dayton, Ohio 45323

Ladies and Gentlemen:

We have acted as counsel to Robbins & Myers, Inc., an Ohio corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,200,000 Common Shares, without par value, of the Company that may be issued pursuant to the Company's 2004 Stock Incentive Plan (the "Plan").

Please be advised that we have examined such proceedings and records of the Company, and have made investigation of such other matters, as in our judgment permits us to render an informed opinion on the matters set forth herein.

Based upon the foregoing, it is our opinion that the common shares of the Company offered under the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

This opinion is limited in all respects to the Ohio General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in laws that occur, which could affect the opinions contained herein.

We consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8 with respect to the Plan.

                                                      Very truly yours,

                                                      /s/ Thompson Hine LLP